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                                                                   EXHIBIT 10.12

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                             SIMULATIONS PLUS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA


         THIS CERTIFICATE evidences the right of Walter S. Woltosz and Virginia
E. Woltosz (the "Holders") to purchase, for the Warrant Price (as defined below), shares of Common Stock of Simulations Plus, Inc. a California corporation (the "Company"), subject to the terms and conditions hereinafter set forth.

1.       Term of Warrant.

                  Subject to the terms and conditions set forth herein, this Warrant (the "Warrant") may be exercised on or after the date this Warrant vests as set forth in Section 2, and at any time prior to 5 P.M. Pacific Standard Time on that date which is five (5) years from the date of the Company's Prospectus for its initial public offering, at which time this Warrant shall become void, and all rights hereunder shall thereupon cease.


2. Right to Exercise. The Warrant shall vest and become exercisable according to the following terms:

         2.1 If the Company's after tax net income for the fiscal year ending August 31, 1998 as reflected in the Company's audited financial statements is $3,000,000.00 or more, than the Holders are granted the right to purchase 300,000 shares of the Company's Common Stock.

         2.2 If the Company's after tax net income for the fiscal year ending August 31, 1998 as reflected in the Company's audited financial statements is $2,000,000.00 to $3,000,000.00 than the Holders are granted rights to acquire 200,000 shares of the Company's Common Stock and for each additional $100,000 of after tax net income above $2,000,000 for each such fiscal year, the Holders are entitled to receive warrants to acquire 10,000 shares of the Company's Common Stock.


3.       Exercise Price; Adjustment of Price and Number of Shares.

                  All shares of Common Stock offered pursuant to paragraphs 2.1 & 2.2 above shall be exercisable at an exercise price of $5.00 per share (the "Exercise Price"), with the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant, subject to adjustment from time to time on same terms and conditions set forth in Section 12 of the Warrant to be issued to Waldron & Co., Inc., a copy of which is attached as Exhibit
10.22 to the Company's Registration Statement relating to its initial public offering, except that for purposes hereof, the Exercise Price shall be $5.00 per share.


4.       Manner of Exercise.

         4.1 The Holders of this Warrant may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office in Palmdale, California, and upon compliance with and subject to the conditions set forth herein, together with the full Warrant Price, in lawful money of the United


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States or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, for each share of Common Stock to be purchased.

         4.2 Upon receipt of this Warrant, the form of subscription duly executed, and payment of the aggregate Warrant Price for the shares of Common Stock for which this Warrant is being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Holders of this Warrant, and the Company shall thereupon deliver such certificate or certificates to the Holders or their nominee.

         4.3 In case the Holders shall exercise this Warrant with respect to less than all of the shares of the Common Stock that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and shall deliver such new Warrant to the Holders.


5.       Restrictions on Exercise.

                  The Warrant may not be exercised if the issuance of the shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrant, the Company may require the Holders to make such representations and warranties as may be required by applicable law or regulation.


6.       Stock Fully Paid; Reservation of Shares.

                  The Company covenants and agrees that all shares of Common Stock will, upon issuance and payment in accordance herewith, by fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the term of the Warrant the Company will at all times have authorized and reserved for the purpose of this issue upon exercise of the Warrant at least the maximum number of shares of the Company's Common Stock as are issuable upon the exercise of the Warrant.


7.       Fractional Shares.

                  No fractional shares of Common Stock will be issued in connection with any subscription hereunder but, in lieu of fractions shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the shares.


8.       Payment of Taxes.

                  The Company covenants and agrees that it will pay, when due and payable, any and all taxes which may be payable relating to the issuance of this Warrant, or the issuance of any shares of Common Stock upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the shares of Common Stock in a name other than that of Holders at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such shares of Common Stock.




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9.       Restrictions on Transfer.

                  The Warrant is restricted from sale, transfer, assignment or hypothecation by operation of law. The Warrant has not been registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws, and may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Act and under any applicable state securities law, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available. The Holders understand that because the Warrant is not registered, the Holders must hold the Warrant indefinitely unless it is registered under the Act and any applicable state securities laws or must obtain exemptions from registration. The Holders represent and warrant that the Holders are purchasing the Warrant for their own account for investment and not with the view to distribution, assignment, resale or other transfer of the Warrant. Except as specifically stated herein, no other person has a direct or indirect beneficial interest in the Warrant.


10.      No Rights as Shareholder.

                  Holders, as Holders of the Warrant, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on Holders, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.


11.      Notices.

                  All demands, notices, consents and other communications to be given hereunder shall be in writing and shall be deemed duly given when delivered personally or five days after being mailed by first-class mail, postage prepaid, properly addressed, if to the Company at Simulations Plus, Inc., 40015 Sierra Highway, Bldg. B-110, Palmdale, CA 93350, or if to Holders at
              . The Company and Holders may change such address at any time or times by notice hereunder to the other.


12.      Amendments; Waivers; Terminations.

                  The Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.


13.      Governing Law.

                  The Warrant shall be governed by, and construed in accordance with, the internal substantive laws of the State of California, without regard to choice of law or conflicts of law principles. The Company and Holders recognize and hereby irrevocably consent to the exclusive jurisdiction over it or them, as the case may be, of the Federal District Court for the Central District of California or the Superior Court of California, County of Los Angeles, in connection with any action or proceeding (whether it be for contract or tort, at law or in equity, or otherwise) arising out of or relating in any way to the Warrants, or any other document relating hereto or delivered in connection with the transactions contemplated hereby.


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14.      Captions.

         The captions used in this Certificate are solely for the convenience of the parties hereto and such captions do not constitute a part of the Warrant.



Dated as of ______________, 1996.                    SIMULATIONS PLUS, INC.

                                           By:     ___________________________
                                           Name:   ___________________________
                                           Title:  ___________________________


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                             SIMULATIONS PLUS, INC.

                                SUBSCRIPTION FORM

         (To be completed and signed only upon exercise of the Warrant)

TO:      Simulations Plus, Inc.
         40015 Sierra Highway, Bldg. B-110
         Palmdale, CA 93550

         Attention:  Secretary

         The undersigned, the Holders and registered owners of the attached Warrant, hereby irrevocably and unconditionally elect to exercise such Warrant and to purchase * shares of Simulations Plus, Inc. Common Stock, pursuant to the terms and conditions of the Warrant, and herewith tender a check in the amount of $________ in full payment of the purchase price for such shares, and request that the certificate(s) for such shares be issued in the name of and delivered to:

                         (Please print name and address)










Dated:                             Signature:

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         *Insert here the number of shares called for on the face of the Warrant
(or in the case of partial exercise, that portion as to which the Warrant is being exercised), without naming any adjustment or additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.


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